GRUBB & ELLIS.
Healthcare REIT II

Second Quarter 2011 Investor Update








Second Quarter 2011 Accomplishments

- Completed second quarter acquisitions totaling $180.7 million, based on purchase price.
- Total portfolio value grew to nearly $411.5 million at the close of the second quarter 2011 from $230.8 million at the close of the first quarter 2011, a 78 percent increase.
- Distributions paid to stockholders of record totaled more than $3.7 million, equal to an annualized rate of 6.5 percent, or a quarterly distribution of $0.16 per share, based upon a $10.00 per share offering price.
- Second quarter modified funds from operations, or MFFO, as defined by the Investment Program Association, or IPA, was approximately $3.5 million, nearly 46 percent more than the $2.4 million recorded in the first quarter of 2011. Funds from operations, or FFO, equaled ($3.6) million, compared with $1.3 million in the first quarter of 2011. Net loss equaled $6.9 million, compared to $885,000 in the first quarter of 2011. A net loss is typical during the acquisition/portfolio development phases of a non-traded REIT, as significant costs are associated with the acquisition of real property. Quarter-over-quarter change in MFFO and FFO is primarily due to the acquisition of additional properties.*
- The company's property portfolio achieved an aggregate average occupancy of 96.9 percent as of June 30, 2011. The portfolio's average remaining lease term was 10.2 years at the close of the second quarter based on leases in effect as of June 30, 2011.

Distributions Paid by Quarter*


$3,500,000
$2,500,000
$1,500,000
$500,000
Q3 2010
Q4 2010
Q1 2011
Q2 2011

MFFO by Quarter*


$3,500,000
$2,500,000
$1,500,000
$500,000
Q3 2010
Q4 2010
Q1 2011
Q2 2011

Letter from the President:

Grubb & Ellis Healthcare REIT II experienced tremendous growth during the second quarter of 2011. We increased the size of our portfolio by approximately 78 percent since the end of the first quarter by closing six separate transactions valued at approximately $180.7 million, based on purchase price. The second quarter acquisitions included 17 medical office buildings and six skilled nursing facilities.

As of June 30, 2011, our real estate portfolio contained a diversified mix of clinical medical buildings comprised of approximately 49 percent medical office buildings, 16 percent hospitals and 35 percent skilled nursing facilities, based on acquisition cost. The real estate portfolio increased from approximately $230.8 million to more than $411.5 million during the quarter. We continue to focus on stabilized, income-producing clinical healthcare real estate assets that provide accretive results that support our stockholder distribution.

All of the medical office buildings acquired during the quarter are located on hospital campuses. We typically target buildings that are on the campus of thriving healthcare delivery systems. We believe that locations adjacent to strong hospitals that are growing, which attracts physicians and patients, will help ensure strong occupancy at our buildings. When evaluating medical office building acquisitions, who we choose as our hospital partners is of paramount importance.

Despite the recent turmoil in the financial markets, we remain bullish on the prospects for healthcare real estate as we continue to see increased demand and job growth within the sector. We believe that healthcare remains the largest and fastest growing segment of the US economy and it is projected to grow at an accelerated rate, driven mainly by the aging of our population. The management team of Grubb & Ellis Healthcare REIT II is committed to making accretive acquisitions for the REIT and to manage the buildings in a prudent fashion in order to maximize returns for our stockholders.

We thank you for your support and look forward to working together as we continue building our real estate investment trust.



Until next quarter,

Danny Prosky
President and Chief Operating Officer
Grubb & Ellis Healthcare REIT II

Footnotes: See footnotes on last page of update.

***See financial reconciliation tables on last page of update for more information regarding MFFO, FFO and distributions paid.**

The newsletter contains certain forward-looking statements about the healthcare sector and the company's portfolio and operations. Any forward-looking statements are based upon the current beliefs and expectations of the management and involve risk, uncertainties and other factors that may cause the actual results or performance of the company and its affiliates to be materially different from any future results or performance expressed or implied by such forward-looking statements. The material in this newsletter does not constitute an offer to sell, nor a solicitation of an offer to buy the securities described herein. Such an offering is made only by prospectus. Therefore, this material must be accompanied or preceded by a prospectus. You should carefully review the risk factor disclosures in the prospectus and consult with your advisor before investing.

Grubb & Ellis Capital Corporation, member FINRA/SIPC, is the dealer manager for the Grubb&Ellis Healthcare REIT II, Inc. offering.

Portfolio At-A-Glance
As of 6/30/2011

Portfolio Summary

Purchase Price:	$411,485,000
Buildings:	53
Total Square Feet:	1,861,000
Percentage Leased:	96.9%
Weighted Average Remaining Lease Term:	10.2 Years
Leverage Ratio:	43.1%
Acquisition Capitalization Rate: (weighted average for portfolio- see disclosure on facing page)	9.02%**

Portfolio Asset Mix
(based on purchase price)



Skilled Nursing Facilities 35.0%
Medical Office Buildings 49.0%
Hospitals 16.0%

Regional Concentration
(based on purchase price)



West 16.4%
East 38.9%
South 30.9%
Midwest 13.8%

Acquisition Summary

Total Acquisitions:	22
Total Off-Market Transactions:	14

Building Acquisitions by Quarter and in aggregate:



60
40
20
19
10
25
6
30
5
53
23
Q3 2010
Q4 2010
Q1 2011
Q2 2011

Property Map



Property List

Property	Property Type	Acquisition
Philadelphia SNF Portfolio	Skilled Nursing Facility	June 2011
Central Arkansas Medical Office Building Portfolio	Medical Office	May 2011
Jersey City Medical Office Building	Medical Office	May 2011
Dixie-Lobo Medical Office Building Portfolio	Medical Office	May 2011
Hope, AR; Lake Charles, LA; Carlsbad, NM; Hobbs, NM; Alice TX; Lufkin, TX; Victoria, TX; Whart		
Yuma Skilled Nursing Facility	Skilled Nursing Facility	April 2011
Hardy Oak Medical Office Building	Medical Office	April 2011
Lakewood Ranch Medical Office Building	Medical Office	April 2011
Loma Linda Pediatric Specialty Hospital	Skilled Nursing Facility	March 2011
St. Anthony North Medical Office Building	Medical Office	March 2011
Columbia Long-Term Acute Care Hospital†	Hospital	January 2011
Ennis Medical Office Building	Medical Office	December 20
Lawton Medical Office Building Portfolio	Medical Office	December 20
Surgical Hospital of Humble	Hospital	December 20
Sylva Medical Office Building	Medical Office	November 20
Athens Long-Term Acute Care Hospital†	Hospital	October 2010
Virginia Skilled Nursing Facility Portfolio	Skilled Nursing Facility	September 2
Brian Center of Fincastle, Fincastle, VA; Brian Center of Low Moor, Low Moor, VA; Bland Nursing & Rehabilitation Center, Bastian, VA; Laurels of Charlottesville, Charlottesville Laurels of Willow Creek, Midlothian, VA; Maple Grove Healthcare, Lebanon, VA; Springs Nursi		
Joplin Long-Term Acute Care Hospital†	Hospital	August 2010
Cape Girardeau Long-Term Acute Care Hospital†	Hospital	August 2010
Pocatello East Medical Office Building	Medical Office	July 2010
Livingston Medical Arts Pavilion	Medical Office	June 2010
St. Vincent Medical Office Building	Medical Office	June 2010
Muskogee Long-Term Acute Care Hospital	Hospital	May 2010
Highlands Ranch Medical Pavilion	Medical Office	April 2010
Parkway Medical Center	Medical Office	April 2010
Center for Neurosurgery and Spine	Medical Office	March 2010
Lacombe Medical Office Building	Medical Office	March 2010

†The Columbia, Athens, Joplin and Cape Girardeau Long Term Acute Care Hospitals are considere



Legend
Hospitals
Medical Office Buildings
Skilled Nursing Facilities

n Date	City, State	SQ Ft	Leased %*	Acquisition Cap Rate**	Purchase Price
	Philadelphia, PA	392,000	100%	10.02%	$75,000,000
	Benton and Bryant, AR	111,000	72%	8.69%	$15,370,000
	Jersey City, NJ	68,000	93%	7.57%	$28,680,000
	AR, LA, NM, TX	156,000	100%	9.41%	$30,050,000
on, TX					
	Yuma, AZ	40,000	100%	9.80%	$11,000,000
	San Antonio, TX	42,000	100%	8.44%	$8,070,000
	Bradenton, FL	58,000	94%	8.89%	$12,500,000
	Loma Linda, CA	34,000	100%	10.00%	$13,000,000
	Westminster, CO	60,000	89%	7.82%	$11,950,000
	Columbia, MO	31,000	100%	8.85%	$12,423,000
10	Ennis, TX	30,000	95%	8.17%	$7,100,000
10	Lawton, OK	62,000	100%	8.14%	$11,550,000
10	Humble, TX	30,000	100%	9.27%	$13,100,000
010	Sylva, NC	45,000	100%	8.21%	$11,400,000
	Athens, GA	31,000	100%	8.85%	$12,264,000
010	Multiple Locations, VA	232,000	100%	9.66%	$45,000,000
, VA; ng Facility, Hot Springs, VA					
	Joplin, MO	26,000	100%	8.85%	$8,951,000
	Cape Girardeau, MO	27,000	100%	8.85%	$8,057,000
	Pocatello, ID	76,000	100%	8.39%	$15,800,000
	Livingston, TX	29,000	100%	8.44%	$6,350,000
	Cleveland, OH	51,000	94%	8.60%	$10,100,000
	Muskokee, OK	37,000	100%	9.06%	$11,000,000
	Highlands Ranch, CO	37,000	100%	8.49%	$8,400,000
	Beachwood, OH	88,000	92%	8.13%	$10,900,000
	Sartell, MN	33,000	100%	8.54%	$6,500,000
	Lacombe, LA	34,000	100%	8.48%	$6,970,000

d one acquisition. The average capitalization rate for these four buildings is 8.85%

Second Quarter Acquisitions

Medical Office Buildings



Central Arkansas Medical Office Building Portfolio *Benton & Bryant, AR*

ACQUIRED MAY 2011
PURCHASE PRICE $15,370,000
GROSS LEASABLE AREA 111,000
PERCENT LEASED 72%*
CAPITALIZATION RATE 8.69%**



Jersey City Medical Office Building *Jersey City, NJ*

ACQUIRED MAY 2011
PURCHASE PRICE $28,680,000
GROSS LEASABLE AREA 68,000
PERCENT LEASED 100%*
CAPITALIZATION RATE 7.57%**



Dixie-Lobo Medical Office Building Portfolio *AR, LA, NM, TX*

ACQUIRED MAY 2011
PURCHASE PRICE $30,050,000
GROSS LEASABLE AREA 156,000
PERCENT LEASED 100%*
CAPITALIZATION RATE 9.41%**



Hardy Oak Medical Office Building *San Antonio, TX*

ACQUIRED APRIL 2011
PURCHASE PRICE $8,070,000
GROSS LEASABLE AREA 42,000
PERCENT LEASED 100%*
CAPITALIZATION RATE 8.44%**



Lakewood Ranch Medical Office Building *Bradenton, FL*

ACQUIRED APRIL 2011
PURCHASE PRICE $12,500,000
GROSS LEASABLE AREA 58,000
PERCENT LEASED 94%*
CAPITALIZATION RATE 8.89%**

Skilled Nursing Facilities



Philadelphia SNF Portfolio *Philadelphia, PA*

ACQUIRED JUNE 2011
PURCHASE PRICE $75,000,000
GROSS LEASABLE AREA 392,000
PERCENT LEASED 100%*
CAPITALIZATION RATE 10.02%**



Yuma Skilled Nursing Facility *Yuma, AZ*

ACQUIRED APRIL 2011
PURCHASE PRICE $11,000,000
GROSS LEASABLE AREA 40,000
PERCENT LEASED 100%*
CAPITALIZATION RATE 9.80%**

*As of June 30, 2011

**The estimated capitalization rates are based on each property's net operating income from the in-place leases for the twelve months after the date of purchase of the respective property, including any contractual rent increases contained in such leases for those twelve months, divided by the purchase price for the respective property, exclusive of any acquisition fees and expenses paid. In calculating each property's net operating income, we generally estimate each property's expenses for the twelve months after the date of purchase by evaluating historical expenses of the property and adjusting for factors such as the property's age, location and other information we obtained during our due diligence examination of the property prior to its acquisition. We also estimate each property's occupancy for the twelve months after the date of purchase using assumptions regarding upcoming lease renewals or terminations based on information we obtained about the property and its tenants during our due diligence examination of the property prior to its acquisition. The capitalization rates do not reflect reserves for replacements.

Second Quarter 2011
Investor Update

Grubb & Ellis Healthcare REIT II

Executive management is devoted to delivering exceptional financial performance, providing enhanced transparency and ensuring that the interests of our stockholders guide our every action:

- Acquisition strategy designed to sustain distribution model and facilitate a timely, competitive valuation at exit[1]
- Immediate adoption of the Investment Program Association's (IPA) standard for calculating modified funds from operations (MFFO), which is a non-GAAP measure broadly used in the non-traded REIT industry[2]
- Supplemental reporting to enhance operational and financial transparency to stockholders[2]
- Execution of executive stock purchase plan wherein Chief Executive Officer & Chairman Jeff Hanson invests 100 percent of net after-tax cash compensation and President, Chief Operating Officer and Director Danny Prosky invests 50 percent of net after-tax cash compensation from Grubb & Ellis Company, our sponsor, into the common stock shares of the REIT[3]
- Eliminated internalization fees to our sponsor[4]

Distributions Paid

Q3 2010	Q4 2010	Q1 2011	Q2 2011
$1,259,000	$1,834,000	$2,588,000	$3,747,000

MFFO Reconciliation

	Q3 2010	Q4 2010	Q1 2011	Q2 2011
Net loss	**$ (2,930,000)**	**$ (1,621,000)**	**$ (885,000)**	**$ (6,880,000)**
Add:				
Depreciation and amortization — consolidated properties	$ 1,357,000	$ 1,868,000	$ 2,203,000	$ 3,274,000
Less:				
Net income attributable to noncontrolling interests	$ (1,000)	—	—	$ (1,000)
Depreciation and amortization related to noncontrolling interests	$ (2,000)	$ (2,000)	$ (2,000)	$ (3,000)
FFO	**$ (1,776,000)**	**$ 236,000**	**$ 1,316,000**	**$ (3,610,000)**
Add:				
Acquisition related expenses	$ 2,847,000	$ 1,928,000	$ 1,548,000	$ 7,226,000
Amortization of above and below market leases	$ 24,000	$ 38,000	$ 46,000	$ 80,000
Loss (gain) in fair value of derivative financial instrument	$ 74,000	$ (51,000)	$ (74,000)	$ 299,000
Loss on extinguishment of debt	—	—	$ 42,000	—
Deferred rent receivables related to noncontrolling interests	—	$ 1,000	$ 1,000	—
Less:				
Deferred rent receivables	$ (157,000)	$ (325,000)	$ (489,000)	$ (464,000)
MFFO	**$ 1,016,000**	**$ 1,802,000**	**$ 2,428,000**	**$ 3,542,000**
Weighted average common shares outstanding — basic and diluted	8,785,255	12,766,174	18,144,696	25,563,271
Net loss per common share — basic and diluted	$ (0.34)	$ (0.13)	$ (0.05)	$ (0.27)
FFO per common share — basic and diluted	$ (0.20)	$ 0.02	$ 0.07	$ (0.14)
MFFO per common share — basic and diluted	$ 0.12	$ 0.14	$ 0.13	$ 0.14

Footnotes

1. Investors should not rely on the past performance of Grubb & Ellis Healthcare REIT II, Inc. to predict its future results. The current distribution rate is not guaranteed and is subject to change. The company has and may continue to pay distributions from the net proceeds of our offering, from borrowings in anticipation of future cash flows or from other sources such as Grubb & Ellis Company, the company's sponsor. Any such distributions may reduce the amount of capital the company ultimately invests in assets and negatively impact amount of income available for future distributions. Please see Footnote 2 below for the IPA's definition of *MFFO* and for a discussion of management's use of *MFFO* to evaluate the company's sustainable performance and distribution model. The company is not obligated, through its charter or otherwise, to effectuate a liquidity event, and it may not effect a liquidity event within its targeted time frame of five years after the completion of the company's offering stage, or at all. If the company does not affect a liquidity event, its stockholders may have to hold their investment in shares of the company's common stock for an indefinite period of time. In addition, the company can provide no assurance that its portfolio is designed to deliver maximum valuation upon exit, if such exit occurs.

2. The company can provide no assurance that its implementation of its reporting practices, such as supplemental disclosure materials, quarterly earnings releases and adoption of the IPA's definition of modified funds from operations will provide for increased transparency and prove to be beneficial to the company's stockholders. *MFFO* is a non-GAAP (GAAP: Accounting principles generally accepted in the United States of America) measure that the company defines consistent with the Investment Program Association's (IPA) Guideline 2010-01, issued in November 2010. The company uses *MFFO* because the company believes that *MFFO* is an appropriate supplemental measure to reflect the operating performance of a REIT. *MFFO* is a metric used by the company's management to evaluate sustainable performance and distribution policy. The Practice Guideline defines *MFFO* as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect *MFFO* on the same basis. The company's *MFFO* calculation complies with the IPA's Practice Guideline described above. In calculating *MFFO*, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables, loss on extinguishment of debt and the adjustments of such items related to non-controlling interests. *MFFO* should not be construed as a historical performance measure because *MFFO* excludes acquisition expenses which are an important component in an analysis of historical performance and *MFFO* is not equivalent to the company's net income or loss under GAAP. The other adjustments included in the IPA's Practice Guideline are not applicable to the company for the year ended December 31, 2010, and for the three and six months ended June 30, 2011.

The table on the left is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and *MFFO*. Grubb & Ellis Healthcare REIT II believes that FFO and *MFFO* are more representative of the operating performance of its real estate portfolio. As such, the company believes FFO and *MFFO*, in addition to net income (loss) and cash flows from operating activities, as defined by GAAP, are meaningful supplemental performance measures and are useful in understanding how the company's management evaluates sustainable performance and distribution policy. However, FFO and *MFFO* are not necessarily indicative of cash flows available to fund cash needs, including the company's ability to make distributions to its stockholders, and should not be considered as an alternative to net income or loss as an indication of the performance of Grubb & Ellis Healthcare REIT II and should not be construed as a historical performance measure.

Presentation of this information is intended to assist in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and *MFFO* the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and *MFFO* are not necessarily indicative of cash flow available to fund cash needs, including the company's ability to make distributions to its stockholders, and should not be considered as an alternative to net income (loss) as an indication of the company's performance, as an indication of its liquidity, or indicative of funds available to fund its cash needs including its ability to make distributions to its stockholders. FFO and *MFFO* should be reviewed in conjunction with other measurements as an indication of our performance.

3. The company can provide no assurance that the executive stock purchase plans entered into by both its chief executive officer and chairman of the board of directors, Jeffrey T. Hanson, and its president, chief operating officer and director, Danny Prosky, will create an increased alignment of interests between the company's executive officers and its stockholders, and whether such alignment of interests will be beneficial to the company's stockholders.

4. While the company has eliminated the internalization fee associated with the internalization of management functions, it can provide no assurance that the elimination of such fee provides a purer alignment of interests between the company sponsor and its stockholders and will prove to be more beneficial to its stockholders.

GRUBB & ELLIS.
Healthcare REIT II

877.888.7348 www.gbe-reits.com/healthcare2